                                                                    Exhibit 99.1

Press Release                                                               NESS

      Ness Technologies Appoints Ofer Segev as Executive Vice President &
                            Chief Financial Officer

Hackensack, NJ - March 1, 2007 - Ness Technologies, Inc. (NASDAQ: NSTC), a
global provider of IT services and solutions, today announced that it has appointed Mr. Ofer Segev as Executive Vice President and Chief Financial
Officer, effective April 1, 2007.

Segev brings to Ness Technologies over 20 years of experience in strategic financial management. Prior to joining Ness Technologies, he served from 2003 as
Chief Financial Officer of Attunity (NASDAQ: ATTU), a provider of service-oriented software and solutions in the workplace applications market.
Previously, Segev was the Chief Executive Officer and Chief Financial Officer of
TeleKnowledge, a content commerce platform vendor; and prior to that he was the
Chief Financial Officer of Tundo, a developer of an IP-based voice and media services platform. Before joining Tundo, Segev was a partner at Ernst & Young
Israel, where he led the high-tech industry practice group, and participated in over 20 public offerings in the US. In addition, he was a member of the technology steering committee of Ernst & Young International. Segev holds a B.A.
in economics and accounting from Bar Ilan University in Israel, and has studied at the Kellogg School of Management at Northwestern University.

"We are delighted to welcome Ofer to our senior management team," said Sachi
Gerlitz, the incoming President and Chief Executive Officer of Ness
Technologies. "With his more than 20 years' financial experience, and his experience in the high-tech industry, Ofer is the ideal person to build on the strong financial foundation of the Company. I am confident that he will make a significant contribution to Ness."

"I am excited to join Ness Technologies and I look forward to working with the management team to help run the company and to continue delivering shareholder value," said Ofer Segev. "I am honored to be part of such a talented and visionary team of executives and a part of such an outstanding company."

ABOUT NESS TECHNOLOGIES

Ness Technologies (NASDAQ: NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve competitiveness and efficiency.
Ness specializes in outsourcing and offshore, systems integration and application development, software and consulting, and quality assurance and training. With 7,500 employees, Ness maintains operations in 16 countries, and partners with over 100 software and hardware vendors worldwide. For more information about Ness Technologies, visit WWW.NESS.COM.

FORWARD LOOKING STATEMENT

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS
OFTEN ARE PRECEDED BY WORDS SUCH AS "BELIEVES," "EXPECTS," "MAY," "ANTICIPATES,"
"PLANS," "INTENDS," "ASSUMES," "WILL" OR SIMILAR EXPRESSIONS. FORWARD-LOOKING
STATEMENTS REFLECT MANAGEMENT'S CURRENT EXPECTATIONS, AS OF THE DATE OF THIS
PRESS RELEASE, AND INVOLVE CERTAIN RISKS AND UNCERTAINTIES. NESS' ACTUAL RESULTS
COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD LOOKING
STATEMENTS AS A RESULT OF VARIOUS FACTORS. SOME OF THE FACTORS THAT COULD CAUSE
FUTURE RESULTS TO MATERIALLY DIFFER FROM THE RECENT RESULTS OR THOSE PROJECTED
IN FORWARD-LOOKING STATEMENTS INCLUDE THE "RISK FACTORS" DESCRIBED IN NESS'
ANNUAL REPORT OF FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
MARCH 15, 2006.

MEDIA CONTACT:
David Kanaan
USA: 1-888-244-4919
Intl: +972-3-540-8188
Email: media.int@ness.com

INVESTOR CONTACT:
Drew Wright
USA: 1-888-267-8160
Email: investor@ness.com